Exhibit 99.1

October 12, 2004

BNY Midwest Trust Company, as Trustee
2 North LaSalle, Suite 1020
Chicago, Illinois 60602

Re:	American Axle & Manufacturing Holdings, Inc. Senior Convertible Notes due 2024 (the “Securities”) Irrevocable Cash Settlement Notice

Ladies and Gentlemen:

     Pursuant to Section 11.02 of the Indenture dated as of February 11, 2004 (the “Indenture”), among American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), American Axle & Manufacturing, Inc., a Delaware corporation, as Guarantor, and BNY Midwest Trust Company, as Trustee, the Company hereby delivers this irrevocable notice (the “Irrevocable Cash Settlement Notice”) to the Trustee and the Holders, and hereby notifies the Trustee and the Holders that the Company has elected to exercise its right under Section 11.02 of the Indenture to, upon conversion of a Security by a Holder pursuant to the Indenture at any time following the date of this Irrevocable Cash Settlement Notice, deliver cash in an amount at least equal to the Accreted Principal Amount of the Securities converted. The Company’s election set forth herein shall be irrevocable. Terms used but not defined herein shall have the meanings assigned to them in the Indenture.

Date: October 12, 2004		Very truly yours,

AMERICAN AXLE &
MANUFACTURING HOLDINGS,
INC.

	By	/s/ Michael K. Simonte

Michael K. Simonte
Vice President & Treasurer